As filed with the Securities and Exchange Commission on January 28, 1997
                                             Registration No. 333-20457



                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                   POST-EFFECTIVE AMENDMENT NO. 1 TO

                                FORM S-8

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933



                       CCB FINANCIAL CORPORATION
         (Exact name of Registrant as specified in its charter)

                 North  Carolina                    56-1347849
          (State or other jurisdiction of        (I.R.S. Employer
          incorporation or organization)       Identification No.)

                          Post Office Box 931
                          111 Corcoran Street
                      Durham, North Carolina 27702
      (Address of principal executive offices, including Zip Code)


            CCB Financial Corporation Retirement Savings Plan
                         (Full title of the Plan)
                          _____________________


                          W. Harold Parker, Jr.
                   Senior Vice President and Controller
                        CCB Financial Corporation
                           Post Office Box 931
                           111 Corcoran Street
                       Durham, North Carolina 27702
                 (Name and address of agent for service)


                              (919) 683-7777
      (Telephone number, including area code, of agent for service)


                                Copies to:

                            Anthony Gaeta, Jr.
                         Moore & Van Allen, PLLC
                     One Hannover Square, Suite 1700
                      Raleigh, North Carolina 27601
                              (919) 828-4481

                        CCB FINANCIAL CORPORATION

                      500,000 Shares of Common Stock
                        Par Value $5.00 Per Share

                         Offered Pursuant to the
            CCB Financial Corporation Retirement Savings Plan

  This registration statement is being amended to include amendments to the CCB Financial Corporation Retirement Savings Plan which were not included in the Registration Statement as originally filed.

                                SIGNATURES

        Pursuant to the requirements of the Securities  Act
of  1933,  the Registrant certifies that it has  reasonable
grounds  to  believe that it meets all of the  requirements
for   filing   on  Form  S-8  and  has  duly  caused   this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on January 28, 1997.

                                   CCB FINANCIAL CORPORATION


                                   By: /S/  W. HAROLD PARKER, JR.
                                   W. Harold Parker, Jr.
                                   Senior Vice President and Controller
                                   (Principal Financial and
                                   Accounting Officer)

                              EXHIBIT INDEX



Exhibit No.                     Description of Document


   4.1 IRS Model Amendments to the CCB Financial Corporation Retirement Savings Plan.

   4.2        Third Amendment to the CCB Financial Corporation
              Retirement Savings Plan.

   5.1        Opinion  of Moore & Van Allen, PLLC  (Previously Filed).

  23.1 Consent of KPMG Peat Marwick LLP, independent auditors (Previously Filed).

  23.2 Consent of Moore & Van Allen, PLLC (included in the opinion filed as Exhibit No. 5.1.)

  24.1 Power of Attorney (included on the signature page) (Previously filed).